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PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

James J. Stebor
President and Chief Executive Officer
First Federal Bancshares, Inc.
(309) 776-3225



                         FIRST FEDERAL BANCSHARES, INC.
                         ------------------------------
                        ANNOUNCES DATE OF ANNUAL MEETING
                        --------------------------------

         Colchester, Illinois -- June 4, 2004. First Federal Bancshares, Inc. (Nasdaq-FFBI), announced today that the corporation's annual meeting of stockholders will be held on Tuesday, August 3, 2004. First Federal Bancshares previously postponed the annual meeting so that it could complete its tender offer without interfering with the conduct of the annual meeting.

         First Federal Bancshares, Inc. is the holding company for First Federal Bank and is headquartered in Colchester, Illinois with seven additional full service branches located in west central Illinois and northeast Missouri.